                                                                   Exhibit 10.10

                    SUBORDINATION AND INTERCREDITOR AGREEMENT

       AGREEMENT, dated as of March 20, 2001 (the "Agreement"), by and among (a) LBI Holdings I, Inc., a California corporation ("Holdings I"), (b) Alta Communications VIII, L.P., Alta-Comm VIII S By S, LLC, Alta Communications VIII-B, L.P., Alta VIII Associates, LLC, California State Teachers' Retirement System, BancBoston Investments Inc. and UnionBanCalequities, Inc. (collectively, the "Subordinated Creditors" and each individually a "Subordinated Creditor"), and (c) Oaktree Capital Management, LLC, individually and as agent for the Holders under the Notes Purchase Agreement described below (the "Agent").

                         W I T N E S S E T H  T H A T :

       In order to induce the Agent and the Holders to enter into the Notes Purchase Agreement described in Section 1.1 below and to induce the Holders to purchase the Notes as contemplated therein, Holdings I and the Subordinated Creditors hereby agree with the Agent that so long as any Notes or any part of the Senior Indebtedness described in Section 1.2 below is outstanding, each of Holdings I and the Subordinated Creditors will comply with such of the-following provisions as are applicable to it:

       1.     Certain Definitions and other Interpretative Matters.


       1.1. Reference to Notes Purchase Agreement; Senior Credit Agreement and Senior Subordination Agreement.


                     (a) Reference is made herein to the Notes Purchase Agreement of even date herewith, by and among LBI Intermediate Holdings, Inc. (the "Borrower"), the Purchasers party thereto, and the Agent, as amended and supplemented from time to time (such Notes Purchase Agreement, and any amendment, restatement, renewal, refunding, refinancing or replacement thereto, the "Notes Purchase Agreement"). Capitalized terms defined in the Notes Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined.

                     (b) Reference is further made herein to (i) the Credit Agreement of even date herewith, by and among LBI Holdings II, Inc., the guarantors party thereto, the lenders party thereto, Fleet National Bank, as administrative agent (the "Administrative Agent"), Union Bank of California, N.A., as syndication agent and CIT Lending Services Corporation and General Electric Capital Corporation; as co-documentation agents (such Credit Agreement, and any amendment, restatement, renewal, refunding, refinancing or replacement thereto, including, without limitation, any such change to the Credit Agreement which increases the amount of indebtedness thereunder, the "Senior Credit Agreement"), and (ii) the Subordination and Intercreditor Agreement of even date herewith, by and among the Subordinated Creditors and the Administrative Agent (as used herein, as modified and amended from time to time, the "Senior Subordination Agreement"). Notwithstanding anything herein to the contrary, to the extent the rights of holders of Senior Indebtedness or obligations of the Subordinated Creditors hereunder directly conflict with the rights of holders of Senior Indebtedness (as defined in the Senior Subordination Agreement) or the obligations of the Subordinated Creditors (as defined in the Senior Subordination Agreement) under the Senior Subordination Agreement, the conflicting rights and obligations under the Senior Subordination Agreement shall have priority over and supersede the obligations hereunder; provided, that, upon satisfaction of such conflicting rights and/or obligations under the Senior Subordination Agreement, the holders of Senior Indebtedness hereunder may promptly exercise their rights, and the Subordinated Creditors shall promptly satisfy their obligations, hereunder. For the avoidance of doubt, nothing in this Section 1.1 (b) or the Senior Subordination Agreement shall, in any manner, limit or otherwise restrict the consent or approval rights of the Agent or holders of Senior Indebtedness hereunder. Neither anything in this Agreement, nor any inaction on the part of holders of Senior Indebtedness (as defined in the Senior Subordination Agreement) under the Senior Subordination Agreement or the Subordinated Creditors (as defined in the Senior Subordination Agreement) under the Senior Subordination Agreement, shall under any circumstances limit or adversely affect in a material respect the rights of the holders of such Senior Indebtedness or the obligations of such Subordinated Creditors. For purposes of this Agreement, the term "Senior Credit Satisfaction" shall mean the repayment in full of all loans, advances, extensions of credit and other fees and direct monetary obligations (including, without limitation, interest which accrues after the commencement of any proceeding in respect of any Reorganization), and the termination of all commitments, under the Credit Agreement.

              By way of clarification, and not in limitation of the foregoing, the Senior Subordination Agreement (and any provision thereof) may be waived, amended or changed in any manner without the consent of the holders of Senior Indebtedness under this Agreement.

              1.2. Senior Indebtedness. The term "Senior Indebtedness" shall mean all loans, advances, extensions of credit and other indebtedness, obligations and liabilities of the Borrower and any of its direct and indirect subsidiaries of the Borrower (together with the Borrower, the "Credit Parties") to the Agent or any Holder, their successors and assigns, now existing or hereafter arising, direct or indirect, absolute or contingent, secured or unsecured, arising out of or in connection with the Notes Purchase Agreement or any of the other Notes Purchase Documents, any and all interest payable pursuant to the Notes Purchase Agreement and/or any Notes at the interest rates provided therein (including, without limitation, interest which accrues after the commencement of any proceeding in respect of any Reorganization, as hereinafter defined), all premium and termination fees, if any, payable in accordance with the terms of the Notes Purchase Documents and all other fees, expenses, and other amounts due from time to time under the Notes Purchase Documents. The term "Senior Indebtedness" shall include all amounts payable under the "Notes Purchase Documents" in accordance with their terms irrespective of whether any Credit Party may be excused from payment of any interest, fees or other amounts payable thereunder as a result of any Reorganization (as defined in Section 3.3). All Senior Indebtedness shall be entitled to the benefit of this Agreement without notice thereof being given to any Subordinated Creditor.

              1.3. Subordinated Indebtedness. The term "Subordinated Indebtedness" shall mean all existing and hereafter arising indebtedness, obligations and liabilities of the Companies or the, shareholders of Holdings I to the Subordinated Creditors, whether direct or contingent, and all claims, rights, causes of action, judgments and decrees in respect of the foregoing, including, without limitation: (i) all indebtedness and obligations under (a) the Junior Subordinated Promissory Notes dated the date hereof and issued by Holdings I to the Subordinated Creditors in the aggregate principal amount of $30,000,000 on the date hereof pursuant to that certain Securities Purchase Agreement dated the date hereof among Holdings I and the Subordinated Creditors (as the same may be amended from time to time, the "Subordinated Investment Agreement") and (b) all promissory notes hereafter issued by Holdings I to the Subordinated Creditors, including, without limitation, all promissory notes issued in respect of payment in kind interest and all promissory notes issued pursuant to the Subordinated Investment Agreement (all such notes described in the preceding clauses (a) and (b) being hereafter referred to collectively, as the same may be amended from time to time, as the "Subordinated Notes"), (ii) all indebtedness and obligations under
(a) the Warrants dated the date hereof and issued by Holdings I to the Subordinated Creditors for 14.02 shares of Common Stock of Holdings I on the date hereof pursuant to that certain Warrant Agreement dated the date hereof among Holdings I and the Subordinated Creditors (as the same may be amended from time to time, the "Warrant Agreement") and (b) all warrants hereafter issued pursuant to the Warrant Agreement (all such warrants described in the preceding clauses (a) and (b) being hereafter referred to collectively, as the same may be amended from time to time, as the "Warrants"), (iii) all indebtedness and obligations under that certain Voting and Co-Sale Agreement dated the date hereof among Holdings I and the Subordinated Creditors (as the same may be amended from time to time, the "Voting and Co-Sale Agreement"), (iv) all indemnification and other obligations of each party (other than the Subordinated Creditors) under the Subordinated Investment Agreement, the Warrant Agreement and the Voting and Co-Sale Agreement (the Subordinated Notes, the Warrants, the Subordinated Investment Agreement, the Warrant Agreement and the Voting and Co-Sale Agreement and any other agreement evidencing or relating to Subordinated Indebtedness being hereinafter collectively referred to as the "Subordinated Agreements") and (v) all obligations of Holdings I to repurchase or redeem the Subordinated Notes or the Warrants (together with the Subordinated Notes, the "Subordinated Securities") whether pursuant to a put under the Warrant Agreement or otherwise from the Subordinated Creditors pursuant to the terms of the Subordinated Investment Agreement, the Warrant Agreement or otherwise.

                     For the purposes of this Agreement, the term "Subordinated Creditors" shall mean the Subordinated Creditors named in the preamble to this Agreement, their respective heirs, successors and assigns, and any and all assignees or holders of Subordinated Indebtedness.

       2. Representations and Warranties. Holdings I hereby represents and warrants (with respect to clauses (a) and (b) only) to the Agent for the benefit of each Holder, and each Subordinated Creditor hereby represents and warrants (with respect to clauses (a) and (c) only) to the Agent for the benefit of the Holders with respect to the Subordinated Indebtedness which it holds, that:

       (a) At the date hereof, the total outstanding and unpaid Subordinated Indebtedness owing by Holdings I to the respective Subordinated Creditors is equal to the full face amount of the Subordinated Notes held by such Subordinated Creditors, plus the amounts, if any, required to be paid in connection with any repurchase or redemption of the Warrants in accordance with the Warrant Agreement;

       (b)    There is no default in respect of the Subordinated Indebtedness;
and

       (c) The Subordinated Creditors are the holders of the Subordinated Indebtedness free and clear of all liens, claims and encumbrances, and no Subordinated Creditor is subject to any contractual limitation or restriction which would impair in any way its ability to execute or perform its obligations under the Agreement.

       3.     Terms of Subordination.

              3.1. No Transfer. The Subordinated Creditors will not sell, exchange, assign, pledge or otherwise transfer any of the Subordinated Indebtedness, including, without limitation, the Subordinated Notes and the Warrants, without the prior written consent of the Agent in its sole discretion; provided, however, that the consent of the Agent shall not be required for a sale or other transfer by a Subordinated Creditor to an Eligible Fund (as hereinafter defined) of such Subordinated Creditor. Notwithstanding the foregoing, no sale or other transfer of any Subordinated Indebtedness shall be effective unless and until the proposed transferee shall agree in writing pursuant to an agreement in form and substance acceptable to the Agent to become a party hereto and unless such sale or other transfer is effected in accordance with the Subordinated Agreements. The Subordinated Creditors shall give the Agent at least thirty (30) days (or, in the case of a proposed transfer to an Eligible Fund of such Subordinated Creditor, 10 days) prior written notice of any such proposed sale, exchange, assignment, pledge or other transfer stating the identity of the transferee and providing such other information as the Agent shall reasonably require. As used herein, "Eligible Fund" means, with respect to any Subordinated Creditor that is a fund that invests in commercial loans or subordinated indebtedness, any other fund that invests in commercial loans or subordinated indebtedness and is managed by the same investment manager as such Subordinated Creditor.

              3.2. Payment and Performance Subordinated. Notwithstanding anything to the contrary in the Subordinated Agreements and the Subordinated Securities, the payment and performance of the Subordinated Indebtedness is and shall be expressly subordinate and junior in right of payment and exercise of remedies to the prior payment in full in cash of the Senior Indebtedness to the extent and in the manner provided herein, and the Subordinated Indebtedness is hereby subordinated as a claim against Holdings I, the Borrower and the other Credit Parties (Holdings I and the Credit Parties being sometimes hereinafter referred to collectively as the "Companies" or each individually as a "Company") or any of the assets of, or ownership interests in, such parties whether such claim be in the event of any distribution of the assets of any such party upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving any such party or the readjustment of the liabilities of any such party or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of any such party (collectively called a "Reorganization"), or otherwise. In furtherance of the foregoing, Holdings I will not make, and the Subordinated Creditors will not demand, accept or receive, any payment of interest, principal or any payment in respect of the Subordinated Indebtedness, including, without limitation, any amounts in connection with a put of the Subordinated Securities pursuant to the Warrant Agreement, or otherwise in respect of Subordinated Indebtedness, until all the Senior Indebtedness has been indefeasibly paid in full in cash, except as permitted pursuant to Section 3.6 hereof

              3.3. Distribution in Reorganization. (a) In the event of any Reorganization relative to any Company or its property, all of the Senior Indebtedness shall first be paid in full in cash before any payment on account of principal, premium or interest or otherwise is made upon or in respect of the Subordinated Indebtedness, and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities which may be payable or deliverable in respect of the Subordinated Indebtedness shall, after Senior Credit Satisfaction, be paid or delivered directly to the Agent for application in payment of the Senior Indebtedness, unless and until all such Senior Indebtedness shall have been paid and satisfied in full in cash. Each holder of Subordinated Indebtedness does hereby authorize the Agent, after Senior Credit Satisfaction, to accept and receive any payment or distribution and to apply such payment or distribution to the payment of the then unpaid Senior Indebtedness, and to do any and all things and execute all instruments necessary to effectuate the foregoing. Upon request by any Subordinated Creditor, the Agent shall provide such Subordinated Creditor with a written accounting of all such payments and distributions received and the application thereof. In the event that upon any such Reorganization, any payment or distribution of assets of any Company, of any kind or character, whether in cash, property or securities, shall be received by any Subordinated Creditor before all Senior Indebtedness is paid in full in cash, after Senior Credit Satisfaction, such payment or distribution shall be immediately paid over to the Agent for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness is paid in full in cash, after giving effect to any concurrent payment or distribution to the Agent.

              (b) Each Subordinated Creditor, for itself and its heirs, legatees, successors and assigns, hereby irrevocably authorizes and directs the Agent, and any trustee in bankruptcy, receiver, custodian or assignee for the benefit of creditors of any of the Companies, whether in voluntary or involuntary liquidation, dissolution or reorganization, in its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided for in this Agreement and irrevocably appoints, which appointment is coupled with an interest, upon any Default or Event of Default under the Notes Purchase Agreement and during the continuance thereof and upon any failure to comply with the terms of this Agreement, the Agent, or any such trustee, receiver, custodian or assignee, its attorneys-in-fact for such purpose with full powers of substitution and revocation.

              (c) After Senior Credit Satisfaction, each Subordinated Creditor hereby irrevocably appoints, which appointment is irrevocable and coupled with an interest, the Agent as such Subordinated Creditor's true and lawful attorney, with full power of substitution, in the name of such Subordinated Creditor, the Agent, the Holders or otherwise, for the sole use and benefit of the Agent, to the extent permitted by law, to prove and vote all claims relating to the Subordinated Indebtedness (and, upon request by any Subordinated Creditor, the Agent shall provide to such Subordinated Creditor copies of all written materials filed with respect thereto), and to enforce all such claims and to receive and collect all distributions and payments to which each Subordinated Creditor would otherwise be entitled on any liquidation of any Company or any of its property or in any proceedings affecting any Company or its property under any bankruptcy or insolvency laws or any laws or proceedings relating to the relief of any Company, readjustment, composition or extension of indebtedness or Reorganization. The Subordinated Creditors agree hereafter to promptly execute and deliver to the Agent all such further instruments confirming the above authorization and such powers of attorney, proofs of claim, assignments of claim and other instruments as may be requested by the Agent, on behalf of the Holders, to enforce all claims upon or in respect of the Subordinated Indebtedness.

              (d) At any meeting of creditors of any of the Companies or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of any of the Companies or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of any of the Companies or their respective businesses, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against any of the Companies for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, Reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the Agent is hereby irrevocably authorized to receive or collect, after Senior Credit Satisfaction, any cash or other assets of any of the Companies distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Indebtedness, and apply such cash to or to hold such other assets or securities as collateral for the Senior Indebtedness, and to apply to the Senior Indebtedness any cash proceeds of any realization upon such other assets or securities that the Agent, in its discretion, elects to effect, until all of the Senior Indebtedness shall have been indefeasibly paid in full in cash, rendering to the Subordinated Creditors any surplus to which the Subordinated Creditors are then entitled. Upon request by any Subordinated Creditor, the Agent shall provide such Subordinated Creditor with a written accounting of all such applications of cash proceeds.

              (e) At any such meeting of creditors or in the event of any such case or proceeding, the Subordinated Creditors shall not vote and otherwise act with respect to the Subordinated Indebtedness (including, without limitation, the right to vote to accept or reject any plan of Reorganization), and, after Senior Credit Satisfaction, the Agent is hereby irrevocably authorized by each of the Subordinated Creditors to vote and otherwise act with respect to the Subordinated Indebtedness at any such meeting or in any such proceeding.

              (f) Notwithstanding the foregoing provisions of this Section 3.3, the Subordinated Creditors shall be entitled to receive and retain any securities of Holdings I provided for by a plan of reorganization or readjustment or the like, the payment of which securities is subordinate, at least to the extent provided in this Agreement with respect to the Subordinated Indebtedness, to the payment of all Senior Indebtedness.

              3.4. Effect of Provisions. The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness, on the one hand, and the Subordinated Creditors, on the other hand, and none of such provisions shall impair, as between Holdings I and the Subordinated Creditors, the obligations of Holdings I to pay to the Subordinated Creditors in accordance with the terms of the Subordinated Indebtedness, nor, except as provided in Section 8 below, shall any such provisions prevent the Subordinated Creditors from exercising all rights and remedies otherwise permitted by applicable law or under the terms of the applicable Subordinated Agreements upon a default thereunder or otherwise, subject to the rights, if any, of the holders of Senior Indebtedness under the provisions of this Agreement.

              3.5. Subrogation, Etc. Each Subordinated Creditor hereby waives all rights to be subrogated to the Holders' rights in respect of payments or distributions of assets of, or ownership interest in, the Companies made on the Senior Indebtedness, until the Senior Indebtedness has been paid in full in cash.

              3.6. Permitted Payments of Subordinated Indebtedness. (a) Holdings I may issue to each holder of Subordinated Indebtedness additional Subordinated Notes as payment in kind for interest accrued on the Subordinated Indebtedness held by such Subordinated Creditor and Holdings I may issue to the Subordinated Creditors additional Warrants in accordance with the Warrant Agreement. Each such additional Subordinated Note shall have payment terms (including, without limitation, maturity date and the absence of any scheduled payments of principal, interest or other amounts prior to such maturity date) identical to the initial Subordinated Notes, including, without limitation, the payment restrictions of this Agreement, and shall otherwise be substantially identical to the initial Subordinated Notes, except for any differences in the principal amount of any such additional Subordinated Note. Each such additional Warrant shall have payment terms (including, without limitation, any terms relating to any put or redemption thereof) identical to the initial Warrants, including, without limitation, the payment restrictions of this Agreement, and shall otherwise be substantially identical to the initial Warrants, except for any differences in the purchase price thereof or the number of shares of Common Stock of Holdings I which may be purchased upon the exercise thereof. If Holdings I issues any additional Subordinated Note or Warrant pursuant to this
Section 3.6(a), such delivery shall be deemed to constitute a representation of Holdings I to the Holders and to the Subordinated Creditors that such issuance by Holdings I is not prohibited under this Agreement. Until all Senior Indebtedness has been paid in full, Holdings I shall not issue any instrument, security or other writing evidencing any part of the Subordinated Indebtedness except the additional Subordinated Notes as permitted by this Section 3.6(a) and the additional Warrants issued in accordance with this Section 3.6(a); and the Subordinated Creditors shall not assign or subordinate any part of the Subordinated Indebtedness except in accordance with Section 3.1.

              (b) Holdings I may pay to the Subordinated Creditors, and the Subordinated Creditors may accept and retain (i) payments of accrued interest on the Subordinated Notes on (but in no event prior to) the original, scheduled maturity date (determined without giving effect to any acceleration of such date pursuant to the Subordinated Agreements or otherwise) set forth in the Subordinated Investment Agreement, as in effect on the date hereof, at a per annum rate not exceeding the rate at which interest is stated to accrue thereunder in the absence of a default under any of the Subordinated Agreements, unless at the time of such proposed payment or immediately after giving effect thereto, there shall exist any Event of Default, (ii) payments of principal under the Subordinated Notes on (but in no event prior to) the original, scheduled maturity date (determined without giving effect to any acceleration of such date pursuant to the Subordinated Agreements or otherwise) set forth in the Subordinated Investment Agreement, as in effect on the date hereof, in the amounts required to be paid thereunder on such maturity date, unless at the time of such proposed payment or immediately after giving effect thereto, there shall exist any Event of Default and (iii) payments required to be made by Holdings I under Section 12.1 of the Subordinated Investment Agreement, as in effect on the date hereof, constituting expense reimbursements for the fees and disbursements of one general counsel for the Subordinated Creditors and one FCC counsel for the Subordinated Creditors incurred by the

Subordinated Creditors in connection with the preparation and negotiation of the Subordinated Agreements or any amendments or modifications thereof permitted by
Section 8(b) and for out-of-pocket expenses incurred by the Subordinated Creditors in connection with attendance by the Subordinated Creditors at meetings of the Board of Directors of Holdings I, in each case as and at the times when such reimbursements are due and payable thereunder. If any holder of Subordinated Indebtedness receives payment or reimbursement from Holdings I in accordance with clause (i) or (ii) of the immediately preceding sentence, such payment shall be deemed to constitute a representation of Holdings I to the Agent and the Holders that no Event of Default exists, and that such payment is permitted to be paid by Holdings I under this Agreement; and the Subordinated Creditors shall be entitled to keep and retain such payment unless, prior to the Clawback Date (as hereinafter defined), the Agent shall have notified the Subordinated Creditors in writing of an Event of Default, in which case (if such Event of Default in fact existed on the date of such payment) the Subordinated Creditors shall forthwith deliver such payment or an amount of cash equal thereto to the Agent for application in payment of the Senior Indebtedness.

              (c) As used herein, the term "Clawback Date" shall mean (i) with respect to any Payment Default (as hereinafter defined), 60 days after the occurrence thereof, (ii) with respect to any Event of Default caused by the failure by the Credit Parties to comply with the provisions of Section 7.8 of the Notes Purchase Agreement for any period of time, 60 days after the Agent and Holders shall have received the financial statements and Compliance Certificate required to be delivered in respect of such period then most recently ended pursuant to Section 7.3 of the Notes Purchase Agreement and (iii) with respect to any Event of Default other than those specified in clauses (i) and (ii), 60 days after the Agent and Holders knew or, in the exercise of reasonable diligence, should have known, of such Event of Default. As used herein, the term "Payment Default" shall mean any Event of Default under Section 9.1(a) or 9.1(b) of the Notes Purchase Agreement. No Payment Default shall be deemed to have been cured unless the full amount of the overdue payment to which such Payment Default relates shall have been paid in full prior to any acceleration of the Senior Indebtedness or unless waived by the then holders of the Senior Indebtedness as provided in the Notes Purchase Agreement.

              (d) Notwithstanding anything herein or in the Subordinated Agreements to the contrary, until such time as all Senior Indebtedness has been indefeasibly paid in full in cash, (i) Holdings I will not make, and the Subordinated Creditors will not demand, accept or receive, any payments of cash under the Subordinated Agreements (including, without limitation, under the Subordinated Notes or the Warrants (including amounts in respect of a put or repurchase of the Warrants)) or otherwise in respect of the Subordinated Indebtedness, except as expressly permitted by Section 3.6(b), and (ii) Holdings I will not make, and the Subordinated Creditors will not demand, accept or receive any payment of any other assets of any kind under the Subordinated Agreements or otherwise in respect of the Subordinated Indebtedness, except for the additional Subordinated Notes and Warrants issued in accordance with Section 3.6(a).

       4. Agreement to Hold In Trust; Defense to Enforcement. If any holder of Subordinated Indebtedness shall receive any payment on account of the Subordinated Indebtedness in violation of this Agreement, it shall, after Senior Credit Satisfaction, hold such payment in trust for the benefit of the holder or holders of the Senior Indebtedness and pay it over to the Agent for application in payment of the Senior Indebtedness. If any holder of Subordinated Indebtedness, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against Holdings I, then Holdings I may interpose a defense or plea the making of this Agreement and the Agent may intervene and interpose such defense or plea in its name or in the name of Holdings I. If any holder of Subordinated Indebtedness, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Indebtedness or enforce any of the Subordinated Agreements or Subordinated Securities, then the Agent or Holdings I may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Agent and the Holders, or in the name of Holdings I. If any holder of Subordinated Indebtedness, in contravention of this Agreement, obtains any cash or assets of any Company as a result of any administrative, legal or equitable actions, or otherwise, after Senior Credit Satisfaction, such holder agrees forthwith to pay, deliver and assign to the Agent, for the benefit of the Holders and the Agent, with appropriate endorsements, any such cash for application to the Senior Indebtedness and any other assets as collateral for the Senior Indebtedness.

       5. No Security to the Subordinated Creditors. Holdings I shall not grant, and shall not permit any other Company to grant, and no Subordinated Creditor shall accept, any security of any nature in property, real or personal, of any Company to secure Subordinated Indebtedness. Any security interest granted in violation of the terms of this Agreement shall be null and void and of no force and effect against the holders of the Senior Indebtedness.

       6. Requirement of Notice. (a) Each Subordinated Creditor agrees to notify the Holders immediately upon the happening of any of the following:

                     (i) Such Subordinated Creditor becoming aware of the occurrence of any event of default under any of the Subordinated Agreements or any event which, upon notice or lapse of time or both, would constitute such an event of default;

                     (ii) The delivery of any "Put Notice" pursuant to Section 5 of the Warrant Agreement;

                     (iii) The delivery of any "Board Change Notice" pursuant to Section 2.1 of the Voting and Co-Sale Agreement;

                     (iv)   Any election for a "Sale of the Company" pursuant to
Section 2.1 of the Voting and Co-Sale Agreement;

                     (v) The waiver by a Subordinated Creditor of any event of default under any of the Subordinated Agreements; and

                     (vi)   Acceleration of the Subordinated Indebtedness.

              (b) The Agent agrees to notify the Subordinated Creditors upon the occurrence of the following

                     (i) The delivery of written notice by the Agent to the Borrower of the occurrence of an Event of Default;

                     (ii) The waiver by the Agent and the Holders of any Event of Default in accordance with the terms of the Notes Purchase Agreement; and

                     (iii)  Acceleration of the Senior Indebtedness;

provided, however, that the failure of the Agent to provide any such notice as required by any of clauses (i) through (iii) of this Section 6(b) shall in no way impair or otherwise affect the rights of the Agent and the Holders hereunder, the obligations of the Subordinated Creditors hereunder or the subordination terms set forth herein.

       7. Legend. Holdings I and the Subordinated Creditors covenant to cause each agreement and instrument evidencing any of the Subordinated Indebtedness (including the Subordinated Securities) issued or executed by Holdings I and held by a Subordinated Creditor to have affixed upon it a legend which reads substantially as follows:

              "This instrument/agreement is subject to an Subordination and Intercreditor Agreement, dated as of March 20, 2001, among LBI Holdings I, Inc., [name of Subordinated Creditor], Oaktree Capital Management, LLC, individually and as Agent for certain Holders, and others. By its acceptance of this instrument/agreement, the holder hereof agrees to be bound by the provisions of such Subordination and Intercreditor Agreement to the same extent that the Subordinated Creditors (as defined therein) are bound."

       8. Limit on Right of Action. (a) The Subordinated Creditors agree for the benefit of the holders of the Senior Indebtedness that so long as any Notes or any other part of the Senior Indebtedness remains outstanding, the Subordinated Creditors will not, directly or indirectly, take any action to accelerate or demand payment by Holdings I of the Subordinated Indebtedness (including any put of the Warrants pursuant to the Warrant Agreement), to exercise any of its remedies in respect of the Subordinated Indebtedness (including any requirement to change the composition of the Board of Directors of Holdings I or to cause a "Sale of the Company" (as defined in the Voting and Co-Sale Agreement) pursuant to the Voting and Co-Sale Agreement), whether pursuant to any Subordinated Agreement, any Subordinated Securities or otherwise, or in respect of any guarantee of payment thereof, to initiate any litigation against Holdings I, or to foreclose or otherwise realize on any security given by Holdings I or any other person to secure the Subordinated Indebtedness prior to the earlier of (i) a Reorganization or (ii) 180 days after the receipt by the Agent of written notice of intent to take any such action by the percentage of Subordinated Creditors required to authorize such action under the Subordinated Investment Agreement, provided that (x) such notice is given during the continuance of a "Material Event of Default" under the Subordinated Investment Agreement caused by the failure of Holdings I to make a payment permitted to be made under clause (i) or (ii) of Section 3.6(b) hereof and (y) any proceeds received or recoverable by the Subordinated Creditors in connection therewith shall be subject to the other provisions of this Agreement. Notwithstanding anything herein to the contrary, the Subordinated Creditors will neither commence nor join with any other creditor or creditors of any Company in commencing any bankruptcy, reorganization or insolvency proceedings against any Company.

              (b) The Subordinated Creditors shall not amend or permit amendment of the terms of any instrument or agreement evidencing any Subordinated Indebtedness (including, without limitation, the Subordinated Agreements and the Subordinated Securities), the effect of which is to (i) increase principal, interest, fees, reimbursements or other amounts payable with respect thereto or create any additional payment obligations thereunder, (ii) accelerate any scheduled or otherwise required payments of principal, interest, fees, reimbursements or other amounts, (iii) cause any covenants or other agreements to be more restrictive upon, or burdensome to, Holdings I, (iv) alter any event of default or put provisions contained in the Subordinated Agreements or in the Subordinated Securities, or (v) make any other change which could reasonably be expected to materially adversely affect the interests of the Holders, without the prior written consent of the Agent.

       9. Holdings I's Additional Agreement. Holdings I agrees with the Agent that it will not, without the Agent's prior written consent, execute or deliver any negotiable instrument as evidence of the Subordinated Indebtedness or any part thereof, except as otherwise permitted by this Agreement.

       10. The Subordinated Creditors' Junior Security. Without in any way limiting the prohibition set forth in Section 5, each Subordinated Creditor hereby confirms that if, at any time, the Subordinated Indebtedness shall be or become so secured by any such security interest or lien in breach of this Agreement or with the consent of the Agent or the Holders or otherwise, regardless of the relative times and method of attachment or perfection thereof or the order of filing of financing statements, mortgages or other security agreements or documents, or anything in the Subordinated Agreements or this Agreement to the contrary, the security interests and liens granted or to be granted from time to time to secure the Senior Indebtedness, if any, shall in all respects be superior to any security interests and liens granted or to be granted to the Subordinated Creditors in assets of, or ownership interests in, the Credit Parties or any other person pursuant to the Subordinated Agreements or otherwise, it being the express intention of the parties that, notwithstanding anything in this Agreement to the contrary, all liens and security interests granted to the Agent on behalf of the Holders from time to time shall be prior and superior to any liens or security interests granted to the Subordinated Creditors. In foreclosing on the Holders' security interests and liens in any collateral of the Companies ("Collateral"), so long as the Agent proceeds in a commercially reasonable manner, the Agent may proceed to foreclose on the Holders' security interests and liens in any manner which the Agent, in its sole discretion, chooses, even though a higher price might have been realized if the Agent had proceeded to foreclose on the Holders' security interests and liens in another manner.

       11. Release of Collateral. Without limiting any of the rights (including any of the foreclosure rights) of the Agent on behalf of the Holders under the Notes Purchase Documents or any documents delivered to secure the obligations of the Credit Parties to the Holders in connection therewith or under the provisions of any applicable law, if any, and without limiting the prohibition set forth in Section 5, in the event that the Agent releases or discharges its security interests in, or liens upon, any Collateral which is subject to a lien or security interest in favor of any Subordinated Creditor, such Collateral shall thereupon be deemed to have been released from all such liens and security interests. Each Subordinated Creditor agrees that within ten
(10) days following the Agent's written request therefor, it will execute, deliver and file any and all such termination statements, lien releases and other agreements and instruments as the

Agent reasonably deems necessary or appropriate in order to give effect to the preceding sentence. Each Subordinated Creditor hereby irrevocably appoints the Agent the true and lawful attorney of such Subordinated Creditor for the purpose of effecting any such executions, deliveries and filings.

       12. Rights of Holders to Amend Notes Purchase Documents and Discontinue Senior Indebtedness, etc. The Agent and the Holders hereby reserve the right, in their sole discretion, and without notice to the Subordinated Creditors, to modify, amend, waive or release any of the terms of the Notes Purchase Documents, or any other document or agreement at any time executed by any Credit Party or any other person securing the Senior Indebtedness or any other document executed in connection with the Senior Indebtedness or of any other document relative thereto and to exercise or refrain from exercising any powers, remedies or rights which the Agent or any Holder may have thereunder, and such modification, amendment, waiver, release, exercise or failure to exercise shall not affect any of the Holders' rights under this Agreement. Each Subordinated Creditor hereby agrees that the Agent and the Holders may from time to time in their sole discretion amend the instrument and agreements evidencing the Senior Indebtedness, grant extensions of time of payment or performance and make compromises and settlements with the Credit Parties or other creditors of the Credit Parties, without affecting the agreements of the Subordinated Creditors or Holdings I hereunder. If at any time hereafter, the Agent or the Holders shall, in their sole discretion, determine to discontinue the extension of credit to the Credit Parties or demand payment of the Senior Indebtedness, it may do so without notice to the Subordinated Creditors. The failure on the part of the Holders or the Agent to insist upon the strict performance of any term, condition or other provision of this Agreement or any Note Purchase Document, or to exercise any right or remedy hereunder or thereunder, shall not affect or alter this Agreement or any Note Purchase Document, and each and every term, condition and other provision of this Agreement, the Subordinated Notes and the Notes Purchase Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or event of default in connection therewith.

       13. Further Assurances. Holdings I and each Subordinated Creditor covenant to execute and deliver to the Agent such further instruments and documents and take such further actions as the Agent may from time to time reasonably request, in each case for the purpose of carrying out the provisions and intent of this Agreement.

       14. Notices. All notices, requests, demands and other communications hereunder shall be in writing and either mailed, sent by nationally recognized overnight courier service, or delivered to the applicable party, at the respective addresses indicated below:

       if to Holdings I, to the following address:
              LBI Holdings I, Inc.
              1813 Victory Place
              Burbank, California 91504
              Facsimile: (818) 558-4244
              Attention: Executive Vice President
              with a copy (which shall not constitute notice) to:
              O'Melveny & Myers LLP
              400 South Hope Street
              Los Angeles, California 90071
              Facsimile: (213) 430-6407
              Attention: Joseph K. Kim, Esquire

       if to the Agent, to the following address:

              Oaktree Capital Management, LLC
              1301 Avenue of the Americas
              New York, New York 10019
              Facsimile:(212) 284-1901
              Attention: General Counsel

              with a copy (which shall not constitute notice) to:

              Munger, Tolles & Olson LLP
              355 South Grand Avenue
              Suite 3500
              Los Angeles, California 90071
              Facsimile: (213) 687-3702
              Attention: Kevin S. Masuda, Esquire

       if to the Subordinated Creditors, to the following address:
              c/o Alta Communications, Inc.
              200 Clarenden Street, 51/st/Floor
              Boston, Massachusetts 02116
              Facsimile: (617) 262-9779
              Attention: Robert Emmert

              with a copy (which shall not constitute notice) to:

              Richard G. Small, Esq.
              Edwards & Angell, LLP
              2800 Financial Plaza
              Providence, Rhode Island 02903
              Facsimile: (401) 276-6611


or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon the earliest to occur of (a) the third day following deposit thereof in the United States mail, (b) twelve noon local time on the first business day following timely deposit thereof with a nationally recognized overnight courier service with effective instructions to such courier to make delivery on the next business day, or (c) receipt by the party to whom such notice is directed.

     15. Successors; Continuing Effect; Etc. This Agreement is being entered into for the benefit of the holders of the Senior Indebtedness and the Subordinated Indebtedness, and their respective successors and assigns. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect until 366 days after all Senior Indebtedness has been paid in full in cash, provided, that, in the event a Reorganization proceeding is initiated at any time prior to the expiration of such 366-day period, this Agreement shall remain in effect until such Reorganization proceeding is completed and terminated, with all matters with respect thereto settled and closed. The liability of each Subordinated Creditor hereunder shall be reinstated and revived, and the Agent's and Holders' rights shall continue, with respect to any amount at any time paid on account of the Senior Indebtedness which shall thereafter be required to be restored or returned by any Holder in any Reorganization (including, without limitation, any repayment made pursuant to any provision of Chapter 5 of Title 11, United States Code), all as though such amount had not been paid.

     16. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and no modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by the Agent and the Subordinated Creditors (unless such amendment or modification shall impose any additional obligations upon Holdings I, in which case such amendment or modification shall also require execution by Holdings I). Further, no modification or waiver of any material provision of this Agreement shall be effective unless such modification or waiver is signed by the Bank Agent, which joins this Agreement for the sole purpose of this provision.

     17. Consent to Jurisdiction, Waiver of Jury Trial. (a) Each of Holdings I and the Subordinated Creditors, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, as well as to jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or proceeding arising out of any of its obligations arising hereunder or the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

          (b) EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT. NEITHER HOLDINGS I, THE SUBORDINATED CREDITORS NOR ANY ASSIGNEE OF OR SUCCESSOR THERETO, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION OR PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, OR ANY OF THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH. NO PARTY WILL SEEKS TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

     18. Miscellaneous. THIS AGREEMENT, WHICH MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, SHALL TAKE EFFECT AS A SEALED INSTRUMENT

AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE STATE OF NEW YORK. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without validating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                     SUBORDINATED CREDITORS:

                                     ALTA COMMUNICATIONS VIII, L.P.

                                     By: Alta Communications VIII Managers, LLC,
                                         its General Partner


                                     By: /s/ Eileen McCarthy
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     ALTA-COMM VIII S BY S, LLC


                                     By: /s/ Eileen McCarthy
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     ALTA COMMUNICATIONS VIII-B, L.P.

                                     By: Alta Communications VIII Managers, LLC,
                                         its General Partner


                                     By: /s/ Eileen McCarthy
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    ALTA VIII ASSOCIATES, LLC

                                    By: Alta Communications, Inc.


                                    By: /s/ Eileen McCarthy
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM


                                    By: /s/ Christopher J. Ailman
                                        ----------------------------------------
                                        Name:  Christopher J. Ailman
                                        Title: Chief Investment Officer


                                    BANCBOSTON INVESTMENTS INC.


                                    By: /s/ Lars A. Swanson
                                        ----------------------------------------
                                        Name:  Lars A. Swanson
                                        Title: Director


                                    UNIONBANCALEQUITIES, INC.


                                    By: /s/ J. Kevin Sampson
                                        ----------------------------------------
                                        Name:  J. Kevin Sampson
                                        Title: Vice President

                                    OAKTREE CAPITAL MANAGEMENT, LLC,
                                    Individually and as Agent for the Holders


                                    By: /s/ Patricia Wachtell
                                        ----------------------------------------
                                        Name: Patricia Wachtell
                                        Title: Managing Director


                                    By: /s/ Kenneth Liang
                                       -----------------------------------------
                                        Name: Kenneth Liang
                                        Title: Managing Director and General
                                               Counsel


                                    Solely with respect to Section 16
                                    ---------------------------------

                                    FLEET NATIONAL BANK, Individually and as
                                    Administrative Agent for the Lenders


                                    By: /s/ Stephen J. Healey
                                        ----------------------------------------
                                        Name:  Stephen J. Healey
                                        Title: Managing Director

                                    HOLDINGS I
                                    ----------

                                    LBI HOLDINGS I, INC.
                                    a California coporation


                                    By: /s/ Lenard Liberman
                                        ----------------------------------------
                                            Lenard Liberman
                                            Executive Vice President